Exhibit 99.1



       Di Giorgio Announces Successful Completion of Consent Solicitation


Carteret, NJ--August 29, 2005--Di Giorgio Corporation ("Di Giorgio") announced today the expiration and successful completion of its previously announced consent solicitation relating to a proposed amendment to the Indenture governing Di Giorgio's 10% Senior Notes due 2007 (the "Notes"). As of 5:00 p.m., New York City time, on August 26, 2005, the expiration time of the consent solicitation, Di Giorgio had received the requisite consents from the holders of a majority of the outstanding aggregate principal amount of the Notes. As of the expiration time, consents had been received and not withdrawn from holders of approximately $94 million in aggregate principal amount, or approximately 63%, of the outstanding Notes. As a result, Di Giorgio will avoid the costly and time consuming obligation to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Di Giorgio anticipates that payment of the consent payments to The Bank of New York, the tabulation agent, and the execution of the Supplemental Indenture relating to the consent solicitation will occur on August 30, 2005.

For a complete statement of the terms and conditions of the consent solicitation and of the proposed amendment to the Indenture, holders of the Notes should refer to the Consent Solicitation Statement dated August 10, 2005.

Wachovia Securities is acting as Solicitation Agent. Persons with questions should contact Wachovia Securities, at (704) 715-8341 (collect) or (866) 309-6319 (toll-free). Holders of Notes can obtain copies of the Consent Solicitation Statement and related material from the Information Agent, MacKenzie Partners, at (212) 929-5500 (collect) or (800) 322-2885 (toll-free).

Di Giorgio Corporation, through its White Rose division, is one of the largest independent food distributors in the New York City market. The White Rose Food Division of Di Giorgio Corporation serves supermarket chains, independent retailers and members of voluntary cooperatives from Maryland to New England. The Division provides over 24,000 food and non-food products to more than 1,600 customer locations. The White Rose brand label consists of over 950 items and has been a fixture in New York homes for over a century. For more information on White Rose, please visit Di Giorgio's website at www.whiterose.com.

Forward-looking statements in this press release include, without limitation, statements relating to Di Giorgio's plans, strategies, objectives, expectations, intentions and adequacy of resources and are made pursuant to the safe harbor provisions  of the  Private  Securities  Litigation  Reform  Act of 1995.  These
statements may be identified by their use of words like "plans", "expects", "aims", "believes", "projects", "anticipates", "intends", "estimates", "will", "should", "could", and other expressions that indicate future events and trends. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Di Giorgio to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions and those in particular in the New York City metropolitan area; Di Giorgio's reliance on several significant customers; potential losses from loans to its retailers; restrictions imposed by the agreements governing Di Giorgio's indebtedness; current wholesale competition, as well as future competition from presently unknown sources; competition in the retail segment of the supermarket business; Di Giorgio's labor relations; potential environmental liabilities which Di Giorgio may have; dependence on key personnel; changes in business regulation; business abilities and judgment of personnel; changes in, or failure to comply with government regulations; potential commercial vehicle restrictions; inflation especially with respect to wages and energy costs; and the results of terrorism or terrorist acts against Di Giorgio.